UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 29, 2021

Commission File Number: 001-36868

Medicine Man Technologies, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-36868	46-5289499
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4880 Havana Street, Suite 201 Denver, Colorado	80239
(Address of Principal Executive Offices)	(Zip Code)

(303) 371-0387
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange On Which Registered
Not applicable	Not applicable	Not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement.

On November 29, 2021, Medicine Man Technologies, Inc. (the “Company”) and the Company’s indirect wholly-owned subsidiaries Nuevo Holding, LLC and Nuevo Elemental Holding, LLC (the “Acquisition Subs”) entered into a Purchase Agreement (the “Purchase Agreement”) with Reynold Greenleaf & Associates, LLC (“RGA”), William N. Ford, Elemental Kitchen and Labs, LLC (“Elemental”) and the equity holders of RGA and Elemental, pursuant to which the Acquisition Subs would acquire substantially all of the operating assets of RGA and the equity of Elemental and assume specified liabilities of RGA and Elemental, subject to the terms and conditions set forth in the Purchase Agreement (the “Acquisition”). Pursuant to existing laws and regulations in New Mexico, the cannabis licenses for certain facilities managed by RGA are held by two not-for-profit entities: Medzen Services, Inc. and R. Greenleaf Organics, Inc. (the “NFPs”).

RGA is engaged in the business of serving as a branding, marketing and consulting company, licensing certain intellectual property related to the business of THC-based products to Elemental and the NFP’s, providing consulting services to Elemental and the NFP’s, and supporting Elemental and the NFPs to promote, support, and develop sales and distribution of products. Elemental and the NFPs are in the business of cultivating, processing and dispensing marijuana in New Mexico and Elemental is engaged in the business of creating and distributing cannabis derived products to licensed cannabis producers. The businesses operated by RGA and Elemental are collectively referred to as “Greenleaf.”

Greenleaf is a licensed medical cannabis provider with 10 dispensaries, four cultivation facilities-three operating and one under development-and one manufacturing facility. The dispensaries are located in Albuquerque, Santa Fe, Roswell, Las Cruces, Grants and Las Vegas, New Mexico. Greenleaf’s approximately 70,000 square feet of cultivation as well as 6,000 square feet of manufacturing are located in Albuquerque. The State of New Mexico currently allows medical cannabis and has approved adult use recreational cannabis sales which by law begin no later than April 2022.

The aggregate purchase price for Acquisition will be up to approximately $42 million (subject to customary adjustments for working capital, inventory, debt, seller transaction and cash) payable $25 million in cash and approximately $17 million in the form of an unsecured promissory note (the “Note”) the principal of which is payable on the three year anniversary of the closing, with interest payable monthly at an annual interest rate of 5%, and a potential “earn-out” payment of up to an additional $4.5 million based on the EBITDA of Greenleaf for calendar year 2021 (collectively, the “Acquisition Consideration”). The Purchase Agreement contemplates that a subsidiary of the Company will enter into agreements with the NFPs that would provide that Company subsidiary with an option to purchase the equity or assets of the NFPs, including the cannabis licenses, at such time as such an acquisition would be permitted under applicable New Mexico laws and regulations.

At the closing, Nuevo Holding, LLC must be satisfied that it will have control of the board of directors of each NFP following closing and that each NFP’s sole member has been changed to a member or members designated by Nuevo Holding, LLC. Further, at the closing, Nuevo Holding, LLC would enter into separate Call Option Agreements with each NFP pursuant to which Nuevo Holding, LLC would have to right to acquire such NFP or it cannabis license if permissible by law in the future.

The Purchase Agreement provides for potential indemnification claims by the Company and the Acquisition Subs against RGA and the Equity Holders subject to certain limitations and conditions. Permitted indemnification claims can be offset against the Note. The Acquisition Subs have also agreed to indemnify certain seller indemnified parties subject to certain limitations and conditions.

The Purchase Agreement contains customary representations and warranties, covenants and indemnification provisions for a transaction of this nature, including, without limitation, covenants regarding the operation of RGA’s and Elemental’s businesses before the closing of the Acquisition, and confidentiality, non-disparagement, non-solicitation and non-competition undertakings by the Equity Holders, among others. The Purchase Agreement also contains certain termination rights for parties, subject to the conditions set forth in the Purchase Agreement, including, without limitation, if the closing of the Acquisition has not occurred on or before January 28, 2022. The closing of the Acquisition is subject to other closing conditions customary for a transaction of this nature, including, without limitation, obtaining approval from the New Mexico state and local regulatory authorities. The Company expects to fund the cash portion of the Acquisition Consideration from cash then on hand.

The foregoing description of the Acquisition and the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is attached hereto as Exhibit 2.1 and incorporated by reference herein.

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Forward-Looking Statements and Limitation of Representations

This Current Report on Form 8-K contains “forward-looking statements.” All statements contained in this Current Report on Form 8-K other than statements of historical fact, including statements regarding the closing of the Acquisition, are forward-looking statements. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “approximately,” “potential,” or the negative of these terms or other words of similar meaning in connection with a discussion of the Acquisition, although the absence of these words does not necessarily mean that a statement is not forward-looking. Forward-looking statements are based upon the Company’s current intentions, plans, assumptions, expectations and beliefs concerning future developments and their potential effect on the Company and the Acquisition. This information may involve known and unknown risks, uncertainties and other factors outside of the Company’s control which may cause actual events, results, performance or achievements to be materially different from the future events, results, performance or achievements expressed or implied by any forward-looking statements. Stockholders and potential investors should not place undue reliance on these forward-looking statements. Although the Company believes that its plans, intentions and expectations reflected in or suggested by the forward-looking statements in this Current Report on Form 8-K are reasonable, the Company cannot assure stockholders and potential investors that these plans, intentions or expectations will be achieved.

Factors and risks that may cause or contribute to actual events, results, performance or achievements differing from these forward-looking statements include, but are not limited to: (i) the Company’s ability to consummate the Acquisition or the risk of any event, change or other circumstance that could give rise to the termination of the Purchase Agreement; (ii) the risk that cost savings and any revenue synergies from the Acquisition may not be fully realized or may take longer than anticipated to be realized; (iii) the risk that the integration of the Greenleaf operations will be materially delayed or will be more costly or difficult than expected or that the Company is otherwise unable to successfully integrate Greenleaf into the Company’s business; (iv) the failure to obtain the necessary approvals and consents by Greenleaf’s third parties, regulatory, or any other consents required pursuant to the Purchase Agreement; (v) the ability to obtain required governmental approvals of the Acquisition (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the Acquisition); (vi) the failure of the closing conditions in the Purchase Agreement to be satisfied, or any unexpected delay in closing the Acquisition; and (vii) the Company’s ability to fund the Acquisition Consideration. All forward-looking statements speak only as of the date of this Current Report on Form 8-K. Except to the extent required by law, the Company undertakes no obligation to update or revise any forward-looking statements, whether because of new information, future events, a change in events, conditions, circumstances or assumptions underlying such statements, or otherwise.

The Purchase Agreement, the summary of the Purchase Agreement and the Acquisition and the other disclosures included in this Current Report on Form 8-K are intended to provide stockholders and investors with information regarding the terms of the Purchase Agreement and the Acquisition, and not to provide stockholders and investors with any other factual information regarding the Company or its subsidiaries or their respective business. You should not rely on the representations and warranties in the Purchase Agreement or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. Other than as disclosed in this Current Report on Form 8-K, as of the date of this Current Report on Form 8-K, the Company is not aware of any material facts that are required to be disclosed under the federal securities laws that would contradict the Company’s representations and warranties in the Purchase Agreement. Accordingly, the Purchase Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company and its subsidiaries that has been, is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q, Forms 8-K, proxy statements, registration statements and other documents that the Company files with the Securities and Exchange Commission.

Item 7.01. Regulation FD Disclosure.

On December 3, 2021, the Company issued a press release relating to the signing of the Purchase Agreement and the Acquisition. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The information under Item 7.01 of this Current Report on Form 8-K and the press release attached as Exhibit 99.1 are being furnished by the Company pursuant to Item 7.01. In accordance with General Instruction B.2 of Form 8-K, the information under Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section. In addition, this information shall not be deemed incorporated by reference into any of the Company’s filings with the Securities and Exchange Commission, except as shall be expressly set forth by specific reference in any such filing.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Purchase Agreement, dated November 29, 2021, by and among Medicine Man Technologies, Inc., Nuevo Holding, LLC, Nuevo Elemental Holding, LLC, Reynold Greenleaf & Associated, LLC, William N. Ford, Elemental Kitchen and Labs, LLC and the Equityholders Named Therein
99.1	Press Release, dated December 3, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICINE MAN TECHNOLOGIES, INC.

	By:	/s/ Daniel R. Pabon
Date: December 3, 2021		Daniel R. Pabon General Counsel

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